Exhibit 99.1

Lawrence Keusch Vice President, Investor Relations and Strategy Development 610-948-2836

FOR IMMEDIATE RELEASE	July 29, 2021

TELEFLEX REPORTS SECOND QUARTER 2021 RESULTS AND FULL YEAR OUTLOOK

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the second quarter ended June 27, 2021.

Second quarter financial summary
•Reported revenues of $713.5 million, up 25.8% year-over-year; up 21.0% on a constant currency basis
•GAAP diluted EPS from continuing operations of $1.76 as compared to $0.24 in the prior year period
•Adjusted diluted EPS from continuing operations of $3.35, up 73.6% year-over-year

2021 guidance summary

•GAAP revenue growth unchanged at 10.50% to 11.75%, inclusive of a $28 to $32 million headwind in the second half of 2021 from the June 28, 2021 respiratory divestiture that was not contemplated in the prior guidance range
•Constant currency revenue growth unchanged at 8.50% to 9.75%
•GAAP diluted EPS increased to $9.50 to $9.60 from $8.00 to $8.10 prior, and adjusted diluted EPS increased to $12.90 to $13.10 from $12.65 to $12.85 prior, inclusive of $0.10-$0.15 dilution in the second half of 2021 from the respiratory divestiture that was not contemplated in the prior guidance range

Liam Kelly, Chairman, President and Chief Executive Officer, said, “Although we continue to see varying levels of recovery across our product lines and geographic segments from challenges due to COVID-19, our second quarter results showed continued positive business momentum. In the quarter, we generated solid revenue growth and sequential improvement in adjusted gross and operating margins, which led to $3.35 in adjusted EPS, a significant improvement of more than 70% on a year-over-year basis. On June 28, 2021, we divested the majority of our respiratory assets reflecting our disciplined portfolio review process. Based on the strength of our first half results and our outlook for the remainder of the year, we are maintaining our 2021 constant currency revenue guidance range and raising the full year adjusted earnings per share guidance range, despite dilution in the second half from the respiratory asset sale, which we did not factor into the previously issued range."

NET REVENUE BY SEGMENT
The following tables and commentary provide information regarding net revenues in each of the Company's reportable operating segments for the three and six months ended June 27, 2021 and June 28, 2020 on both a GAAP and constant currency basis. The discussion below the tables of the principal factors behind changes in net revenues for the three months ended June 27, 2021 as compared to the prior year period applies to both GAAP revenue and constant currency revenue, although GAAP revenue also was affected by foreign currency exchange rate fluctuations, as indicated in the "Currency Impact" column of the table.

	Three Months Ended		% Increase / (Decrease)
	June 27, 2021	June 28, 2020	Total Sales Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$414.8	$312.5	32.7%	0.9%	31.8%
EMEA	157.1	131.6	19.4%	11.0%	8.4%
Asia	80.6	67.1	20.2%	9.9%	10.3%
OEM	61.0	55.8	9.2%	2.3%	6.9%
Total	$713.5	$567.0	25.8%	4.8%	21.0%

	Six Months Ended		% Increase / (Decrease)
	June 27, 2021	June 28, 2020	Total Sales Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$790.3	$670.5	17.9%	0.6%	17.3%
EMEA	298.3	287.8	3.7%	8.9%	(5.2)%
Asia	144.3	120.2	20.0%	9.8%	10.2%
OEM	114.5	119.2	(4.0)%	1.8%	(5.8)%
Total	$1,347.4	$1,197.7	12.5%	3.9%	8.6%

•Americas second quarter 2021 net revenues were $414.8 million, an increase of 32.7% year-over-year; 31.8% increase on a constant currency basis.
•EMEA second quarter 2021 net revenues of $157.1 million, rose 19.4% year-over-year; 8.4% increase on a constant currency basis.
•Asia second quarter 2021 net revenues were $80.6 million, an increase of 20.2% year-over-year; 10.3% increase on a constant currency basis.

•OEM second quarter 2021 net revenues were $61.0 million, an increase of 9.2% year-over-year; 6.9% increase on a constant currency basis.

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following tables and commentary provide information regarding net revenues in each of the Company's global product categories for the three months ended June 27, 2021 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	June 27, 2021	June 28, 2020	Total Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$167.7	$164.9	1.7%	3.8%	(2.1)%
Interventional	112.1	82.6	35.7%	4.8%	30.9%
Anesthesia	95.4	64.9	47.1%	8.3%	38.8%
Surgical	98.2	67.3	46.0%	7.0%	39.0%
Interventional Urology	92.2	40.1	129.8%	0.4%	129.4%
OEM	61.0	55.8	9.2%	2.3%	6.9%
Other	86.9	91.4	(5.0)%	4.9%	(9.9)%
Total	$713.5	$567.0	25.8%	4.8%	21.0%

	Six Months Ended		% Increase / (Decrease)
	June 27, 2021	June 28, 2020	Total Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$331.7	$315.2	5.2%	3.5%	1.7%
Interventional	208.3	182.5	14.1%	3.6%	10.5%
Anesthesia	180.3	140.6	28.3%	6.6%	21.7%
Surgical	178.6	142.7	25.1%	5.4%	19.7%
Interventional Urology	165.6	114.3	44.8%	0.2%	44.6%
OEM	114.5	119.2	(4.0)%	1.8%	(5.8)%
Other	168.5	183.1	(8.0)%	4.6%	(12.6)%
Total	$1,347.4	$1,197.7	12.5%	3.9%	8.6%

•Second quarter 2021 Vascular Access net revenues were $167.7 million, an increase of 1.7% year-over-year; 2.1% decline on a constant currency basis.
•Second quarter 2021 net revenues from Interventional products were $112.1 million, an increase of 35.7% year-over-year; 30.9% increase on a constant currency basis.
•Second quarter 2021 net revenues from Anesthesia products were $95.4 million, an increase of 47.1% year-over-year; 38.8% increase on a constant currency basis.

•Second quarter 2021 net revenues from Surgical products were $98.2 million, an increase of 46.0% year-over-year; 39.0% increase on a constant currency basis.
•Second quarter 2021 net revenues from Interventional Urology products were $92.2 million, an increase of 129.8% year-over-year; 129.4% increase on a constant currency basis.
•Second quarter 2021 net revenues from OEM products were $61.0 million, an increase of 9.2% year-over-year; 6.9% increase on a constant currency basis.
•Second quarter 2021 net revenues from Other products were $86.9 million, a decrease of 5.0% year-over-year; 9.9% decrease on a constant currency basis.

OTHER FINANCIAL HIGHLIGHTS AND KEY PERFORMANCE METRICS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the six months ended June 27, 2021 totaled $122.2 million compared to $115.1 million for the prior year period.
•Cash and cash equivalents at June 27, 2021 were $361.8 million compared to $375.9 million at December 31, 2020.
•Net accounts receivable at June 27, 2021 were $414.2 million compared to $395.1 million at December 31, 2020.
•Net inventories at June 27, 2021 were $517.3 million (including $26.9 million in inventory held for sale associated with the respiratory divestiture) compared to $513.2 million at December 31, 2020.

INITIAL CLOSE OF RESPIRATORY DIVESTITURE COMPLETED
On June 28, 2021, Teleflex completed the previously announced divestiture of a significant portion of its Respiratory business to Medline Industries, Inc. for $286 million in cash, reduced by $12 million in working capital not transferring to Medline. The Company estimates a revenue headwind of $28 to $32 million and adjusted earnings per share dilution of $0.10 to $0.15 in 2021 or approximately 1% of 2021 adjusted earnings per share, net of a manufacturing services agreement that Teleflex has entered into with Medline as of the initial closing of the sale transaction.
•The divestiture enables stronger organizational focus on higher growth and margin business opportunities
•The transaction is expected to be accretive to pro forma revenue growth, gross, and operating margin profile over time
•Following the initial close, Teleflex utilized proceeds from the divestiture to pay down debt, augmenting its financial flexibility to support its growth strategy

COMMITMENT TO ESG INITIATIVES
Teleflex released its 2020 Global Impact Report, which illustrates the Company’s commitment to working with integrity, minimizing its impact on global and local communities, empowering and supporting employees, and promoting economic and social prosperity. The report provides an in-depth look at Teleflex’s Corporate Social Responsibility (CSR) program, along with initiatives that support its four main pillars: Principles of Ethics & Governance, Planet & Environment, People & Human Rights, and Prosperity & Sustainable Procurement. To learn more about Teleflex’s initiatives under these pillars, or to read the full report, visit the CSR site for Teleflex found here.

2021 OUTLOOK
The Company maintained its 2021 GAAP revenue growth guidance of 10.50% to 11.75% year-over-year, including a $28 to $32 million headwind in the second half of 2021 from the respiratory divestiture on June 28, 2021, that was not contemplated in the prior guidance range. On a constant currency basis, the Company maintained its 2021 revenue growth guidance range of 8.50% to 9.75% year-over year. Teleflex reaffirmed its 2021 revenue growth guidance of at least 30% year-over-year for the Interventional Urology business.

The Company raised its 2021 GAAP diluted earnings per share from continuing operations to a range of $9.50 to $9.60 from $8.00 to $8.10 previously. The Company raised its 2021 adjusted diluted earnings per share from continuing operations to a range of $12.90 to $13.10 from $12.65 to $12.85 prior. GAAP and adjusted earnings per share reflect $0.10 to $0.15 dilution in the second half of 2021 from the respiratory divestiture that was not contemplated in the prior guidance range.

Forecasted 2021 Constant Currency Revenue Growth Reconciliation

	Low	High

Forecasted 2021 GAAP revenue growth	10.50%	11.75%

Estimated impact of foreign currency exchange rate fluctuations	2.0%	2.0%

Forecasted 2021 constant currency revenue growth	8.50%	9.75%

Forecasted 2021 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High

Forecasted GAAP diluted earnings per share from continuing operations	$9.50	$9.60

Restructuring, restructuring related and impairment items, net of tax	$0.95	$0.96

Acquisition, integration and divestiture related items, net of tax	$(1.00)	$(0.98)

Other items, net of tax	$0.19	$0.21

MDR	$0.40	$0.42

Intangible amortization expense, net of tax	$2.86	$2.89

Forecasted adjusted diluted earnings per share from continuing operations	$12.90	$13.10

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's second quarter 2021 investor conference call can be accessed live from a link on the company's website at teleflex.com. The call will begin at 8:00 am ET on July 29, 2021.

An audio replay of the investor call will be available beginning at 11:00 am ET on July 29, 2021, either on the Teleflex website or by telephone. The call can be accessed by dialing (800) 585-8367 (U.S./Canada) or (416) 621-4642 (International). The confirmation code is 5188749.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.
In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.
Certain financial information is presented on a rounded basis, which may cause minor differences.
Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program.  Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions.  These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales.  Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance.  Manufacturers of currently marketed medical devices will have until May 2021 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations.  Significantly, the MDR will require the re-registration of previously approved medical devices.  As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Quarter Ended - June 27, 2021
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Debt Extinguishment	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$315.9	$224.2	$33.3	$11.5	$13.0	$16.4	$83.3	$1.76
Adjustments
Restructuring, restructuring related and impairment items (A)	7.4	0.6	—	11.5	—	1.4	18.1	$0.38
Acquisition, integration and divestiture related items (B)	(0.2)	6.3	—	—	—	0.3	5.9	$0.12
Other items (C)	—	—	—	—	13.0	3.0	10.0	$0.21
MDR (D)	—	—	5.2	—	—	—	5.2	$0.11
Intangible amortization expense	22.4	19.6	—	—	—	7.0	34.9	$0.74
Tax adjustments	—	—	—	—	—	(1.4)	1.4	$0.03
Adjusted basis	$286.3	$197.8	$28.0	$—	—	$26.8	$158.7	$3.35

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Quarter Ended - June 28, 2020
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$288.7	$191.2	$29.4	$19.0	$11.8	$11.4	$0.24
Adjustments
Restructuring, restructuring related and impairment items (A)	6.3	0.1	—	19.0	0.9	24.6	$0.52
Acquisition, integration and divestiture related items (B)	—	16.9	—	—	0.2	16.7	$0.35
Other items (C)	—	0.3	—	—	0.1	0.2	—
MDR (D)	—	—	2.7	—	—	2.7	$0.06
Intangible amortization expense	21.1	18.5	0.1	—	6.4	33.3	$0.71
Tax adjustments	—	—	—	—	(2.3)	2.3	$0.05
Adjusted basis	$261.2	$155.4	$26.6	$—	$17.1	$91.3	$1.93

(A)Restructuring, restructuring related and impairment items - For the three months ended June 27, 2021, pre-tax restructuring charges were $4.8 million; pre-tax restructuring related charges were $8.0 million; and pre-tax impairment charges were $6.7 million. For the three months ended June 28, 2020, pre-tax restructuring charges were $19.0 million; pre-tax restructuring related charges were $6.4 million; and there were no pre-tax impairment charges.
(B)Acquisition, integration and divestiture related items - For the three months ended June 27, 2021, these charges primarily related to contingent consideration liabilities, charges primarily related to our divestiture of certain respiratory assets, and a reversal of previously recognized income related to a distributor conversion in Japan. For the three months ended June 28, 2020, these items primarily related to contingent consideration liabilities, and charges related to our acquisition of IWG High Performance Conductors, Inc.
(C)Other items - For the three months ended June 27, 2021 other costs were associated with debt extinguishment and for the three months ended June 28, 2020 other items included expenses associated with prior year tax matters.
(D)MDR - These costs were associated with our efforts to comply with the European Medical Device Regulation.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Year to Date Ended - June 27, 2021
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Debt Extinguishment	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$605.3	$427.3	$63.2	$19.5	$13.0	$28.8	$158.2	$3.34
Adjustments
Restructuring, restructuring related and impairment items (A)	13.7	0.9	—	19.5	—	3.5	30.6	$0.64
Acquisition, integration and divestiture related items (B)	3.1	13.1	0.1	—	—	1.4	14.9	$0.31
Other items (C)	—	—	—	—	13.0	3.0	10.0	$0.21
MDR (D)	—	—	9.4	—	—		9.4	$0.20
Intangible amortization expense	44.9	39.0	—	—	—	14.0	69.9	$1.47
Tax adjustments	—	—	—	—	—	(2.0)	2.0	$0.04
Adjusted basis	$543.6	$374.3	$53.7	$—	—	$48.8	$294.8	$6.22

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Year to Date Ended - June 28, 2020
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$585.7	$339.0	$56.8	$20.4	$22.9	$142.6	$3.02
Adjustments
Restructuring, restructuring related and impairment items (A)	11.2	0.3	—	20.4	1.6	30.2	$0.64
Acquisition, integration and divestiture related items (B)	1.7	(27.4)		—	0.6	(26.3)	($0.56)
Other items (C)	—	0.3		—	0.1	0.2	—
MDR (D)	—	—	4.5	—	—	4.5	$0.09
Intangible amortization expense	42.0	36.4	0.2	—	12.6	66.0	$1.40
Tax adjustments	—			—	(2.4)	2.4	$0.05
Adjusted basis	$530.7	$329.4	$52.1	—	$35.5	$219.6	$4.65

(A)Restructuring, restructuring related and impairment items - For the six months ended June 27, 2021, pre-tax restructuring charges were $12.8 million; pre-tax restructuring related charges were $14.6 million; and pre-tax impairment charges were $6.7 million. For the six months ended June 28, 2020, pre-tax restructuring charges were $20.4 million; pre-tax restructuring related charges were $11.5 million; and there were no pre-tax impairment charges.
(B)Acquisition, integration and divestiture related items - For the six months ended June 27, 2021, these charges primarily related to contingent consideration liabilities, inventory step up for Z-Medica, and charges primarily related to our divestiture of certain respiratory assets. For the six months ended June 28, 2020, these items related primarily to the reversal of contingent consideration liabilities, partially offset by charges primarily related to our acquisition of IWG High Performance Conductors, Inc.
(C)Other items - For the six months ended June 27, 2021 other costs were associated with debt extinguishment and for the six months ended June 28, 2020 other items included expenses associated with prior year tax matters.
(D)MDR - These costs were associated with our efforts to comply with the European Medical Device Regulation.

ABOUT TELEFLEX INCORPORATED
Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuickClot, Rusch®, UroLift®, and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, statements regarding forecasted 2021 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2021 financial results; and our estimates with regard to the projected impacts of the divestiture of a significant portion of our respiratory business on our financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, the adverse economic conditions associated with the COVID-19 global health pandemic and the associated financial crisis, stay-at-home and other orders, which may significantly reduce customer spending and which may have a negative impact on the Company’s business, changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and the impact of the United Kingdom's departure from the European Union, commonly known as "Brexit"; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(Dollars and shares in thousands, except per share)
Net revenues	$713,473	$567,034	$1,347,398	$1,197,676
Cost of goods sold	315,917	288,662	605,315	585,680
Gross profit	397,556	278,372	742,083	611,996
Selling, general and administrative expenses	224,159	191,193	427,307	338,989
Research and development expenses	33,283	29,364	63,230	56,760
Restructuring and impairment charges	11,494	19,005	19,492	20,351
Income from continuing operations before interest and taxes	128,620	38,810	232,054	195,896
Interest expense	16,171	15,682	32,969	31,121
Interest income	(232)	(163)	(891)	(742)
Loss on extinguishment of debt	12,986	—	12,986	—
Income from continuing operations before taxes	99,695	23,291	186,990	165,517
Taxes on income from continuing operations	16,412	11,848	28,840	22,922
Income from continuing operations	83,283	11,443	158,150	142,595
Operating (loss) income from discontinued operations	(46)	22	(47)	18
Tax (expense) benefit on operating loss from discontinued operations	(11)	9	(11)	7
(Loss) income from discontinued operations	(35)	13	(36)	11
Net income	$83,248	$11,456	$158,114	$142,606
Earnings per share:
Basic:
Income from continuing operations	$1.78	$0.25	$3.39	$3.07
Loss from discontinued operations	—	—	(0.01)	—
Net income	$1.78	$0.25	$3.38	$3.07
Diluted:
Income from continuing operations	$1.76	$0.24	$3.34	$3.02
Loss from discontinued operations	—	—	(0.01)	—
Net income	$1.76	$0.24	$3.33	$3.02
Weighted average common shares outstanding
Basic	46,741	46,442	46,719	46,412
Diluted	47,433	47,242	47,420	47,237

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS

	June 27, 2021	December 31, 2020
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$361,781	$375,880
Accounts receivable, net	414,195	395,071
Inventories	490,318	513,196
Prepaid expenses and other current assets	116,818	115,436
Prepaid taxes	27,180	22,842
Current assets held-for-sale	26,936	—
Total current assets	1,437,228	1,422,425
Property, plant and equipment, net	449,754	473,912
Operating lease assets	115,110	100,635
Goodwill	2,537,432	2,585,966
Intangible assets, net	2,381,329	2,519,746
Deferred tax assets	8,442	8,073
Other assets	41,666	41,802
Noncurrent assets held-for-sale	95,426	—
Total assets	$7,066,387	$7,152,559
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$92,500	$100,500
Accounts payable	106,567	102,520
Accrued expenses	138,280	136,276
Payroll and benefit-related liabilities	121,822	122,366
Accrued interest	5,522	7,135
Income taxes payable	14,836	17,361
Other current liabilities	46,265	53,869
Liabilities held-for-sale	1,056	—
Total current liabilities	526,848	540,027
Long-term borrowings	2,215,666	2,377,888
Deferred tax liabilities	483,269	484,678
Pension and postretirement benefit liabilities	51,179	74,499
Noncurrent liability for uncertain tax positions	10,078	10,127
Noncurrent operating lease liabilities	101,302	86,097
Other liabilities	211,943	242,786
Total liabilities	3,600,285	3,816,102
Commitments and contingencies
Total shareholders' equity	3,466,102	3,336,457
Total liabilities and shareholders' equity	$7,066,387	$7,152,559

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 27, 2021	June 28, 2020
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$158,114	$142,606
Adjustments to reconcile net income to net cash provided by operating activities:
Income (loss) from discontinued operations	36	(11)
Depreciation expense	35,982	34,461
Intangible asset amortization expense	83,867	78,638
Deferred financing costs and debt discount amortization expense	2,388	1,984
Loss on extinguishment of debt	12,986	—
Fair value step up of acquired inventory sold	3,993	1,707
Changes in contingent consideration	11,428	(29,951)
Impairment of long-lived assets	6,739	—
Stock-based compensation	11,693	8,482
Deferred income taxes, net	1,050	1,055
Payments for contingent consideration	—	(79,771)
Interest benefit on swaps designated as net investment hedges	(9,126)	(9,805)
Other	(16,679)	(18,981)
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(23,159)	45,843
Inventories	(13,648)	(34,875)
Prepaid expenses and other assets	(16,551)	11,819
Accounts payable, accrued expenses and other liabilities	32,625	(26,449)
Income taxes receivable and payable, net	(16,663)	7,257
Net cash provided by operating activities from continuing operations	265,075	134,009
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(36,659)	(39,052)
Proceeds from sale of assets	404	400
Payments for businesses and intangibles acquired, net of cash acquired	(3,539)	(265,895)
Deposits	(1,250)	—
Net interest proceeds on swaps designated as net investment hedges	9,288	9,986
Net cash used in investing activities from continuing operations	(31,756)	(294,561)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	400,000	1,010,000
Reduction in borrowings	(575,000)	(500,000)
Debt extinguishment, issuance and amendment fees	(9,774)	(7,727)
Net proceeds from share based compensation plans and the related tax impacts	6,339	2,668
Payments for contingent consideration	(30,489)	(60,947)
Dividends paid	(31,793)	(31,558)
Net cash (used in) provided by financing activities from continuing operations	(240,717)	412,436
Cash flows from discontinued operations:
Net cash used in operating activities	(371)	(317)
Net cash used in discontinued operations	(371)	(317)
Effect of exchange rate changes on cash and cash equivalents	(6,330)	885
Net (decrease) increase in cash and cash equivalents	(14,099)	252,452
Cash and cash equivalents at the beginning of the period	375,880	301,083
Cash and cash equivalents at the end of the period	$361,781	$553,535